UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

February 25, 2013 (February 18, 2013)

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

COMPETITIVE TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-8696  36-2664428

 (COMMISSION FILE NUMBER) (IRS EMPLOYER IDENTIFICATION NO.)

1375 Kings Highway East, Fairfield, Connecticut 06824

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

(203) 368-6044

Registrant's telephone number, including area code:

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On February 18, 2013, Competitive Technologies, Inc. (“CTTC” or the “Company”) entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”), and a Registration Rights Agreement (the “Rights Agreement”) with Southridge Partners II, L.P. (“Southridge”).  .  As a condition for the execution of the Equity Purchase Agreement, we issued a convertible promissory note (the “Note”) in principal value equal to $50,000.00, maturing six months from the date of issuance.  The convertible promissory note has no registration rights and is convertible into the common stock of the Company at lesser of $0.35 or 50% of the lowest daily VWAP price for the ten days prior to conversion.

Purchase Agreement

Under the terms of the Purchase Agreement, Southridge will purchase, at the Company's election, up to $10,000,000 of the Company's registered common stock (the "Shares"). During the two year term of the Purchase Agreement, the Company may at any time in its sole discretion deliver a "put notice" to Southridge thereby requiring Southridge to purchase a certain dollar amount of the Shares.  Simultaneous with the delivery of such Shares, Southridge shall deliver payment for the Shares.  Subject to certain restrictions, the purchase price for the Shares shall be equal to ninety percent of the lowest closing bid price for the Company's common stock during the ten-day trading period immediately after the Shares specified in the Put Notice are delivered to Southridge.

The number of Shares sold to Southridge shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by Southridge, would result in Southridge owning more than 9.99% of all of the Company's common stock then outstanding.  Additionally, Southridge may not execute any short sales of the Company's common stock.

Rights Agreement

Under the terms of the Rights Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission with respect to the Shares.  The Company is obligated to keep such registration statement effective until (i) three months after the last closing of a sale of Shares under the Purchase Agreement, (ii) the date when Southridge may sell all the Shares under Rule 144 without volume limitations, or (iii) the date Southridge no longer owns any of the Shares.

The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement and Rights Agreement, copies of which appear as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated by reference to this Item 1.01. The Equity Purchase Agreement provides that Southridge is committed to purchase up to $10,000,000 of our common stock.  We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement.

Item 9.01.  Financial Statements and Exhibits

The following exhibits are filed herewith:

No.

Description

10.1

Equity Purchase Agreement between Competitive Technologies, Inc. and Southridge Partners II, LP dated February 18, 2013.

10.2

Registration Rights Agreement between Competitive Technologies, Inc. and Southridge Partners II, LP dated February 18, 2013,

10.3

Promissory Note issued by Competitive Technologies, Inc. to Southridge Partners II, LP dated February 18, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPETITIVE TECHNOLOGIES, INC.

(Registrant)

Dated: February 25, 2011

By:  /s/ Carl O’Connell

Carl O’Connell

Chief Executive Officer